EXHIBIT 4.17
------------

                            AMENDMENT NO. 1
                                  TO
                       INDEMNIFICATION AGREEMENT
                       -------------------------


     THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into as of this 30th day of June, 1997, by and among Arvida/JMB Partners, L.P. II, a Delaware limited partnership ("Indemnitee"), on the one hand, and Catellus Residential Group, a California corporation, Standard Pacific of Orange County, Inc., a Nevada corporation, and Starwood Opportunity Fund IV, L.P., a Delaware limited partnership (collectively, the "Indemnitor"), on the other hand.


                               RECITALS
                               --------

     A. Indemnitee and Indemnitor entered into that certain Indemnification Agreement (the "Agreement") dated May 30, 1997, with respect to those certain letters of credit set forth on the schedule attached hereto as EXHIBIT "A" (the "Letters of Credit"), and those certain performance bonds set forth on the schedule attached hereto as EXHIBIT "B" attached hereto (the "Bonds"). The Letters of Credit and the Bonds were issued for the benefit of the County of Orange and the City of San Clemente, respectively, to secure the performance by Indemnitee of certain obligations and conditions relating to the proposed development of certain real property located in Orange County, California (the "Property").

     B. Indemnitee sold the Property to Talega Associates, L.L.C., a Delaware limited liability company ("Talega"). In connection with the purchase and sale of the Property, and as an accommodation to Talega, Indemnitee agreed, pursuant to the Agreement, to keep the Letters of Credit and the Bonds outstanding until June 30, 1997, at which time Talega was to replace the Letters of Credit and the Bonds with new performance bonds.

     C. Indemnitor has advised Indemnitee that it will not be able to replace the Letters of Credit and the Bonds by June 30, 1997, and has requested an extension of time until July 22, 1997. Indemnitee and Indemnitor now desire to enter into this Amendment to provide for the extension of time requested by Indemnitor.

     NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Indemnitor and Indemnitee hereby agree as follows:


                              AGREEMENTS
                              ----------

     1. AMENDMENT. Paragraph 4 of the Agreement is hereby amended in its entirety to read as follows:

     RELEASE OF INDEMNITEE'S OBLIGATIONS. On or before July 22, 1997, the Indemnitor shall cause the beneficiaries under the Letters of Credit to return the Letters of Credit to the issuer thereof marked "cancelled", and shall either substitute the Bonds with new performance bonds acceptable to the beneficiaries thereof or release the Indemnitee from any and all obligations under the Bonds. From and after the Effective Date, Indemnitor and Indemnitee shall cooperate with each other, without compensation, and shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all such further assignments, approvals, consents and any and all other documents and do any and all other acts as may be necessary to carry out the intent and purpose of this
SECTION 4. In the event that the Indemnitor is not able to cause the beneficiaries to return the Letters of Credit and to either replace the Bonds or release the Indemnitee from all obligations under the Bonds by June 22, 1997, then prior to 5:00 p.m. on July 22, 1997, the Indemnitor shall deposit with the Indemnitee, or at the option of the Indemnitor, deposit directly with the issuer of the Letters of Credit, as additional collateral for the obligations under the Letters of Credit and Bonds, pursuant to documentation in a form and substance acceptable to Indemnitee or the issuers of the Letters of Credit, as applicable, a cash deposit in an amount equal to the aggregate face amount of the Letters of Credit and the Bonds.

     2.    MISCELLANEOUS.

           (a) EFFECT OF AMENDMENT. Except as specifically set forth herein, the Agreement shall remain in full force and effect.

           (b) COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which, together, shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have delivered and executed this Agreement as of the date first written above.

                            INDEMNITEE:

                            ARVIDA/JMB PARTNERS, L.P. II, a Delaware limited partnership

                            By:  Arvida/JMB Managers II, Inc.,
                                 a Delaware corporation,
                                 its General Partner

                                 By:
                                       ------------------------------
                                       Name:
                                             ------------------------
                                       Title:
                                             ------------------------

                                 By:
                                       ------------------------------
                                       Name:
                                             ------------------------
                                       Title:
                                             ------------------------

                            INDEMNITOR:

                            CATELLUS RESIDENTIAL GROUP,
                            a California corporation

                            By:
                                 ------------------------------
                                 Name:
                                       ------------------------
                                 Title:
                                       ------------------------

                            By:
                                 ------------------------------
                                 Name:
                                       ------------------------
                                 Title:
                                       ------------------------

                            STANDARD PACIFIC OF ORANGE COUNTY,
                            INC., a Nevada corporation

                            By:
                                 ------------------------------
                                 Name:
                                       ------------------------
                                 Title:
                                       ------------------------

                            By:
                                 ------------------------------
                                 Name:
                                       ------------------------
                                 Title:
                                       ------------------------

                            STARWOOD OPPORTUNITY FUND IV, L.P.,
                            a Delaware limited partnership

                            By:
                                 ------------------------------
                                 Name:
                                       ------------------------
                                 Title:
                                       ------------------------

                            By:
                                 ------------------------------
                                 Name:
                                       ------------------------
                                 Title:
                                       ------------------------

                              EXHIBIT "A"

                           LETTERS OF CREDIT
                           -----------------

Obligee:              County of Orange, EMA/Regulation/Grading Section
Agreement #:          LASB214312
Instrument type:      Letter of Credit
Amount:               $21,030.00
Reason:               Grading performance

Obligee:              County of Orange, EMA/Regulation/Grading Section
Agreement #:          LASB214313
Instrument type:      Letter of Credit
Amount:               $101,520.00
Reason:               Grading performance

Obligee:              County of Orange, EMA/Regulation/Grading Section
Agreement #:          LASB214314
Instrument type:      Letter of Credit
Amount:               $140,640.00
Reason:               Grading performance

Obligee:              County of Orange, EMA/Regulation/Grading Section
Agreement #:          LASB214315
Instrument type:      Letter of Credit
Amount:               $271,800.00
Reason:               Grading performance

Obligee:              County of Orange, EMA/Regulation/Grading Section
Agreement #:          LASB214316
Instrument type:      Letter of Credit
Amount:               $537,480.00
Reason:               Grading performance

Obligee:              City of San Clemente
Agreement #:          LASB214677
Instrument type:      Letter of Credit
Amount:               $1,500,000.00
Reason:               Grading erosion control & Landscaping
                      -311401 Avenida Pico

Obligee:              Amwest Surety
Agreement #:          220668
Instrument type:      Letter of Credit
Amount:               $100,000.00

                              EXHIBIT "B"

                                 BONDS
                                 -----


Obligee:              County of Orange
Agreement #:          4454
Instrument type:      Pacific States Bond
Amount:               $350,000.00
Reason:               Public property encroachment permit-Avenida Pico

Obligee:              County of Orange
Agreement #:          5677825-0001
Instrument type:      Safeco Bond
Amount:               $38,000.00
Reason:               USGS monumentation to record Talega finance map

Obligee:              County of Orange Flood Control District
Agreement #:          018001093
Instrument type:      Amwest surety bond
Amount:               $100,000.00
Reason:               Performance, labor and maintenance bond
                      for storm drain facilities